CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made as of October 1, 2010 (the “Agreement Date”), by and between Beamz Interactive, Inc., a Delaware corporation (the “Company”), and ______________________ (“Investor”). The Company and Investor are sometimes each referred to herein as a “Party” and collectively, as the “Parties”. All terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreements.

WITNESSETH:

WHEREAS, the Company, Investor and certain other persons and entities are parties to that certain Stock Purchase, Loan and Security Agreement, dated as of January 28, 2009 and/or that certain Loan and Security Agreement dated as of April 4, 2008 (collectively, the “Purchase Agreements”), and

WHEREAS, pursuant to the Purchase Agreements, the Company borrowed from Investor an aggregate of $_________ (the “Principal Amount”), and the Company issued to Investor one or more Senior Secured Promissory Notes and/or one or more Secured Convertible Subordinated Promissory Notes (collectively, the “Investor Notes”) in the aggregate Principal Amount; and

WHEREAS, the Company is undertaking an offering (the “Offering”) of up to $5,000,000 of a newly-created series of preferred stock, par value $0.001, of the Company, titled “Series D Convertible Preferred Stock” (the “Series D Preferred Stock; and

WHEREAS, subscriptions for at least $2,000,000 of shares of Series D Preferred Stock (including funds from new investors and from the conversion of Bridge Notes (as defined below)) in the Offering must be received by the Company in order for the initial closing of the Offering to occur (the “Initial Closing”), which Initial Closing must occur on or prior to April 30, 2011 (the “Termination Date”); and

WHEREAS, as a condition of the Initial Closing, the holders of at least $4,750,000 in principal amount of, plus accrued but unpaid interest on, Investor Notes issued under the Purchase Agreements, must have agreed to convert such amount of principal and interest into shares of Series D Preferred Stock, effective as of the date of the Initial Closing (the “Effective Date”);

WHEREAS, as a condition of the Initial Closing, the Company must either: (i) receive written agreements from all of the holders of those certain Senior Secured Bridge Promissory Notes (the “Bridge Notes”) issued under the Bridge Loan, Stock Purchase and Security Agreement, dated as of July 27, 2010, by and among the Company and certain investors, to convert all of the principal balance of, and accrued but unpaid interest on, the Bridge Notes into shares of Series D Preferred Stock, effective as of the Initial Closing (which Initial Closing requires Investors to purchase at least $2,000,000 in Shares) (the “Converting Bridge Notes”); (ii) paid-off the principal balance of, or accrued but unpaid interest on, the Bridge Notes; or (ii) any combination of (i) and (ii) above such that none of the Bridge Notes will be outstanding effective as of the Initial Closing Date.

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NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereby agree as follows:

1.          Conversion of Investor Note. As of the Agreement Date, but effective as of the Effective Date, Investor hereby converts the Principal Amount and all accrued interest on the Investor Notes into shares of Series D Preferred Stock on the same terms and conditions as investors in the Offering. Following the Initial Closing, the Company shall deliver to Investor written notice of the Initial Closing, and thereafter, upon receipt by the Company from Investor of the original Investor Notes (which will be canceled by the Company), the Company shall deliver to Investor a stock certificate evidencing the Shares. This Agreement shall terminate and be of no further force or effect if the Initial Closing does not occur on or prior to the Termination Date.

2.          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules delivered to Investor concurrently with this Agreement (collectively the “Disclosure Schedules”), the Company hereby represents and warrants to each Investor as of the Agreement Date as follows:

2.1           Organization, Qualification, and Corporate Power.

(a)          The Company is a duly organized and validly existing corporation and is in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company’s business, assets (including intangible assets), liabilities, property, financial condition, or results of operations (a “Material Adverse Effect”). The Company has all requisite corporate power and corporate authority to: (i) execute and deliver this Agreement; (ii) perform all its obligations hereunder; and (iii) issue, sell, and deliver the Shares and the shares of common stock, $0.001 par value, of the Company (the “Common Stock”) issuable upon conversion of the Series D Preferred Stock (the “Conversion Shares”).

(b)          The Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture, limited liability company, or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

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2.2           Authorization of Agreements.

(a)          The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale, and delivery of the Shares and the reservation of and the issuance and delivery of the Common Stock underlying the Shares have been duly authorized by all requisite corporate action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (B) the Third Amended and Restated Certificate of Incorporation of the Company, as amended (which will be replaced prior to the Initial Closing with a Fourth Amended and Restated Certificate of Incorporation (the “Certificate”), (C) the Bylaws of the Company, as amended, or (D) any provision of any mortgage, lease, indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i)(D) and (ii), where such violation, conflict, breach, default, or lien would not have a Material Adverse Effect.

(b)          The Shares have been duly authorized and, when issued, sold, and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws. The Conversion Shares have been duly reserved for issuance upon conversion of the Shares and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws. Neither the issuance, sale, or delivery of the Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive rights of stockholders of the Company, or to any right of first refusal or other right in favor of any person or entity (“Person”).

2.3           Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.4           Capital Stock.

(a)          Effective as of the Initial Closing (after affecting the automatic conversion described in Section 2.2(c) above and the debt conversion described in Section 2.2(d) above), the authorized capital of the Company will consist of:

(i)          10,000,000 shares of Common Stock, 4,430,820 shares of which will be issued and outstanding effective as of the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Such amount does not include shares of Common Stock issued as part of the Bridge Note financing from time to time.

(ii)         5,000,000 shares of preferred stock, $0.001 par value (the “Preferred Stock”), of which (A) 30,000 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock, none of which will be issued and outstanding effective as of the Initial Closing, (B) 1,000 shares of Preferred Stock have been designated as Series A-1 Convertible Preferred Stock, none of which will be issued and outstanding effective as of the Initial Closing; (C) 50,000 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock, none of which will be issued and outstanding as of the Initial Closing; (D) 4,400,000 shares of Preferred Stock have been designated as Series C Convertible Preferred Stock, none of which will be issued and outstanding effective as of the Initial Closing; and (E) shares of Preferred Stock which will be designated as Series D Convertible Preferred Stock at the time of the Initial Closing, none of which will have been issued and outstanding prior to the Initial Closing.

(iii)        The Company currently has outstanding warrants to purchase up to an aggregate of 23,449 shares of Common Stock.

(iv)        The Company has reserved 40,000 shares of Common Stock for issuance to officers, directors, employees, and consultants of the Company pursuant to its 2004 Incentive Compensation Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2004 Stock Plan”). Of such reserved shares of Common Stock, 32,825 (excluding 1,750 that were issued but have lapsed) have been issued pursuant to restricted stock purchase agreements or stock options. 7,175 shares of Common Stock under the 2004 Stock Plan remain available for issuance to officers, directors, employees, and consultants.

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(v)         The Company has reserved 400,000 shares of Series C Convertible Preferred Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the 2009 Incentive Compensation Plan, as amended, duly adopted by the Board of Directors and approved by the Company’s stockholders (the “2009 Stock Plan”). As of the Initial Closing Date, 313,906 shares of Common Stock (converted from Series C Convertible Preferred Stock) issuable under the 2009 Stock Plan have been issued as restricted stock or are subject to stock option agreements. Such amount is included in the above outstanding Common Stock total.

(vi)        The Secured Convertible Subordinated Promissory Notes (the “Subordinated Notes”) issued pursuant to an offering conducted by the Company in April 2008 (the “April 2008 Offering”) are currently convertible into an aggregate of 20,655 shares of Series B Convertible Preferred Stock. The Holders of Subordinated Notes are being asked to convert such Subordinated Notes into shares of Series D Preferred Stock pursuant to this Agreement and other similar agreements.

(b)          All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid, and nonassessable, and the issuance of such shares was exempt from the registration requirements of applicable securities laws.

2.5           All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid, and nonassessable, and the issuance of such shares was exempt from the registration requirements of applicable securities laws.

2.6           Financial Statements; Changes.

(a)          The financial statements of the Company attached to Schedule 2.5 to the Disclosure Schedules (together the “Financial Statements”) present fairly the financial position of the Company as at the dates thereof and the Company’s results of operations for the periods covered thereby and, except as set forth therein, were prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) consistently applied.

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(b)          The Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to June 30, 2010 (the “Balance Sheet Date”) and (b) executory obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in all material respects in accordance with GAAP.

(c)          Since the Balance Sheet Date there has not been:

(i)          any change in the assets or liabilities of the Company from that reflected in the Financial Statements, except changes that would not have, in the aggregate, a Material Adverse Effect;

(ii)         any waiver by the Company of a valuable right or of a material debt owed to it;

(iii)        any satisfaction or discharge of any lien, claim, or encumbrance, or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(iv)        any direct or indirect loans made by the Company to any stockholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business;

(v)         any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

(vi)        any declaration, setting aside, or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

(vii)       any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; or

(viii)      any other material the Company transaction outside of the ordinary course of business.

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2.7           Litigation and Compliance with Law. There is no:

(i)          material action, suit, claim, proceeding, arbitration, complaint, charge, or investigation pending or, to the Company’s knowledge, threatened (A) against or affecting the Company, or any officer, director, or key employee of the Company at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign; (B) that questions the validity of this Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement; or (C) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ii)         material arbitration proceeding relating to the Company or any officer, director, or key employee of the Company pending under collective bargaining agreements or otherwise; or

(iii)        material governmental inquiry pending or, to the Company’s knowledge, threatened against or affecting the Company or any officer, director, or key employee of the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the Company’s knowledge, there is no reasonable basis for any of the foregoing.

(b)          The Company is not in default with respect to any governmental order, writ, judgment, injunction, or decree known to or served upon the Company of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no material action or suit by the Company pending or threatened against others.

(c)          The Company is not in violation or default (i) of any provisions of its Certificate or Bylaws, (ii) of any instrument, judgment, order, writ, or decree, (iii) under any note, indenture, or mortgage, or (iv) under any lease, agreement, contract, or purchase order to which it is a party or by which it is bound that is required to be listed on the schedules attached hereto, or (v) of any provision of federal or state statute, rule, or regulation applicable to the Company, the violation of which (in each case for (i) - (v)) would have, individually or in the aggregate, a Material Adverse Effect.

(d)          There is no action, suit, proceeding, or investigation by the Company pending or which the Company intends to initiate.

2.8           No Outstanding Notes or Liens. Except as set forth on Schedule 2.7 of the Disclosure Schedules, immediately prior to the Initial Closing Date, there are no outstanding notes, indentures, mortgages, or any other similar forms of financing to which the Company is a party.

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2.9           Taxes. The Company has accurately prepared and timely filed all federal, state, and other tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. The Company knows of no additional assessments or adjustments pending or threatened against the Company for any period, nor of any basis for any such assessment or adjustment. The Company has never elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect.

2.10         Governmental Approvals. Except as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing, or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, and the issuance, sale and delivery of the Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to federal and state securities laws (all of which filings have been made or will be made by the Company) in connection herewith.

2.11         Disclosure. The Company has provided and made available to Investor all the information reasonably available to the Company that Investors has requested for purchasing the Shares, including all information the Company believes is reasonably necessary to make an investment decision with respect to the purchase of the Shares. To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.12         Offering of the Securities. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance, or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (the “Securities Act”)), in either case so as to subject the offering, issuance, or sale of the Shares to the registration provisions of the Securities Act.

3.          Representations and Warranties of Investor. Investor represents and warrants to the Company that, as of the date hereof:

3.1           Authority. Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution and delivery of, and performance of the transactions contemplated by, this Agreement by Investor is not in conflict with or will not result in any material breach of any terms, conditions, or provisions of, or constitute a material default under, its corporate charter, limited partnership agreement, or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment, or other instrument to which Investor is a party.

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3.2           Validity. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3           Accredited Investor Status. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and, if Investor is not an individual Person, either (i) it was not organized for the specific purpose of acquiring the Shares, or (ii) each person who has invested in Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of his, her, or its investment in the Company and he, she, or it is able financially to bear the risks thereof. The Shares are being acquired for Investor’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

3.4            No Registration. Investor understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

3.5           Informed Decision. Investor believes that he, she, or it has received all the information that Investor considers necessary or appropriate for deciding whether to acquire the Shares, and that Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which such Investor had access; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon. In determining to acquire the Shares, Investor has relied solely upon the advice of Investor’s legal counsel and accountants or other financial advisors with respect to the financial, tax, and other considerations relating to the acquisition of the Shares.

4.          Miscellaneous.

4.1           Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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4.2           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law.

4.3           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Party to be notified at such Party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

4.4           Fees and Expenses. Each Party shall be responsible for any fees or expenses, incurred by it with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

4.5           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each of the Parties.

4.6           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.7           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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4.8           Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the Parties hereto are expressly canceled.

4.9           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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The Parties have executed this Agreement as of the Agreement Date, but to be effective as of the Effective Date.

BEAMZ INTERACTIVE, INC.

By:
Charles R. Mollo,
Chief Executive Officer

Address:	15354 N. 83rd Way, Suite 102
Scottsdale, Arizona 85260

INVESTOR:

If an entity:

[Type in name]

By:
Name:
Title:

Address:

If an individual:

Printed:

Address:

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